PRICING SUPPLEMENT NO. 83                                         Rule 424(b)(3)
DATED:  November 15, 2001                                     File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 11/26/2001* Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  11/24/2003       CUSIP#: 073928VS9

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:

                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ ]  Federal Funds Open Rate            Interest Reset Date(s):  **

[ ]  Treasury Rate                      Interest Reset Period:  Quarterly

[ ]  LIBOR Reuters                      Interest Payment Date(s):  ***

[x]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  2.43%           Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  + 0.30%

*     With accrued interest from November 23, 2001.

**    On the 23rd of each November, February, May and August prior to Maturity.

***   2/23/02, 5/23/02, 8/23/02, 11/23/02, 2/23/03, 5/23/03, 8/23/03 and
      11/24/03

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.